UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 8, 2013

Artio Global Investors Inc.

(Exact name of registrant as specified in its charter)

Delaware	1-34457	13-6174048
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

330 Madison Ave. New York, NY	10017
(Address of principal executive offices)	(Zip Code)

(212) 297-3600

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On January 8, 2013, the Board of Directors of Artio Global Investors Inc. (the “Company”) appointed Christopher Wright to serve as a non-employee director of the Company, effective January 9, 2013. Mr. Wright will serve as a member of the class whose term expires at the 2013 Annual Meeting of Stockholders. Mr. Wright will be compensated as a non-employee director, as described in the Company’s 2011 Proxy Statement filed with the Securities and Exchange Commission on March 19, 2012.

The Board of Directors also appointed Mr. Wright to serve on the Company’s Audit, Compensation, and Nominating and Corporate Governance Committees.

A copy of the related news release is furnished as Exhibit 99.1 to this Current Report on Form 8-K.

The information in the attached exhibit is being furnished to the Securities and Exchange Commission and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference into any filing of the Company under the Securities Act of 1933, as amended, or the Exchange Act, except as expressly set forth by specific reference in such a filing.

Item 9.01 Financial Statements and Exhibits.

(d)    Exhibits.

Exhibit No.	Description
Exhibit 99.1	News Release issued January 9, 2013

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Artio Global Investors Inc.

Date: January 9, 2013	By:	/s/ Francis Harte
	Name:	Francis Harte
	Title:	Chief Financial Officer